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IDS Market Advantage Series, Inc.
File No. 33-30770/811-5897

                           EXHIBIT INDEX

Exhibit (p)(1):            Directors' Power of Attorney, dated Jan. 14, 1999

Exhibit (p)(3):            Officers' Power of Attorney, dated Nov. 24, 1998